UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

1-16541

(Commission File Number)

California	95-3814301
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 2, 2005, REMEC, Inc. (“REMEC”) completed the sale of its Wireless Systems business, including certain RF conditioning products, filters, tower-mounted amplifiers and RF power amplifiers, as well as its manufacturing facilities in Costa Rica, China and the Philippines, to Powerwave Technologies, Inc. (“Powerwave”) for 10 million shares of Powerwave common stock and $40 million in cash, subject to certain post-closing adjustments. $15 million of the cash consideration will be held in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. The sale of REMEC’s Wireless Systems business was made pursuant to an Asset Purchase Agreement dated March 13, 2005, as amended on July 11, 2005 (the “Agreement”). Prior to this transaction, no material relationship existed between REMEC and Powerwave, or their respective affiliates, directors or officers, or any associates of their directors and officers.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Sale of REMEC Defense & Space; Reclassification; Redemption; Sale of EMS; Sale of ODU; Sale of Wireless

On May 20, 2005, REMEC completed the sale of its wholly owned subsidiary, REMEC Defense & Space, Inc. (“REMEC Defense & Space”), to Chelton Microwave Corporation (“Chelton Microwave”) for $256 million in cash, after certain post-closing adjustments and the assumption of certain liabilities by Chelton Microwave. The sale of REMEC Defense & Space was made pursuant to an Agreement and Plan of Merger, dated December 20, 2004, by and among REMEC, REMEC Defense & Space, Chelton Microwave and Chelton RDS Acquisition Corp., a wholly owned subsidiary of Chelton Microwave. Prior to this transaction, no material relationship existed between REMEC and Chelton Microwave, or their respective affiliates, directors or officers, or any associates of their directors or officers.

REMEC also completed a reclassification of its common stock (the “Reclassification”) on May 20, 2005 by filing a Certificate of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of California. In the Reclassification, each share of common stock outstanding at the close of trading on the Nasdaq National Market on May 20, 2005 was converted into 0.446 of a share of common stock and one share of redemption stock. Immediately following the Reclassification, the redemption stock was converted into a right to receive $2.80 per share (the “Redemption”).

The closing of the sale of REMEC Defense & Space, the Reclassification, and the Redemption were announced by REMEC pursuant to a press release issued by REMEC on May 20, 2005 and attached as an exhibit to REMEC’s Form 8-K filed on May 23, 2005, and REMEC’s Form 8-K/A filed on May 26, 2005.

On July 1, 2005, REMEC completed the sale of certain assets and liabilities constituting a substantial portion of the Electronic Manufacturing Services business (“EMS” Transaction) to Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership for approximately $19 million in cash, subject to certain post closing adjustments. In connection with the sale, these assets and liabilities related to EMS will be removed from REMEC’s consolidated balance sheet.

On August 26, 2005 REMEC completed the sale of certain assets and liabilities constituting a substantial portion of the Outdoor Unit and Transceiver business (“ODU” Transaction) to Wireless Holdings International, Inc., for approximately $15 million in cash (less a $1.0 million holdback), subject to certain post closing adjustments estimated to be between $3-4 million. In connection with the sale, these assets and liabilities related to ODU will be removed from REMEC’s consolidated balance sheet.

On September 2, 2005, REMEC completed the sale of certain assets and liabilities constituting a substantial portion of its Wireless Systems business (“Wireless” Transaction), including certain RF conditioning products, filters, tower-mounted amplifiers and RF power amplifiers, as well as its manufacturing facilities in Costa Rica, China and the Philippines, to Powerwave Technologies, Inc. (“Powerwave”) for 10 million shares of Powerwave common stock and $40 million in cash, subject to certain post-closing adjustments. $15 million of the cash consideration will be held in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. In connection with the sale, certain assets and liabilities related to Wireless will be removed from REMEC’s consolidated balance sheet.

The following unaudited pro forma condensed consolidated financial statements give effect to the following transactions, which occurred subsequent to REMEC’s quarter end, April 29, 2005: (i) the sale of REMEC Defense & Space to Chelton Microwave in exchange for $256 million in cash, after certain post-closing adjustments and the assumption of certain liabilities, together with the completion of the Reclassification and the Redemption (ii) the EMS Transaction, (iii) the ODU Transaction, and (iv) the Wireless Transaction.

The unaudited pro forma condensed consolidated balance sheet as of April 29, 2005 gives effect to the sale of REMEC Defense & Space, the Reclassification, the Redemption (at an aggregate redemption amount of $177 million), the completion of the EMS Transaction, the completion of the ODU Transaction, and the completion of the Wireless Transaction as if they occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the quarter ended April 29, 2005 and the fiscal year ended January 31, 2005 give effect to the sale of REMEC Defense & Space, the Reclassification, the Redemption (at an aggregate redemption amount of $177 million), the completion of the EMS Transaction, the ODU Transaction, and the Wireless Transaction as if they occurred at the beginning of the periods presented.

The pro forma adjustments presented below reflect the removal from REMEC’s consolidated balance sheet of certain assets and liabilities of REMEC Defense & Space, EMS, ODU, and Wireless together with the elimination of the revenues and direct costs of REMEC Defense & Space, EMS, ODU, and Wireless subject to the transactions. The pro forma adjustments also reflect the effect on weighted average shares of common stock outstanding as a result of the Reclassification. The pro forma adjustments do not include the future contingent additional payments to which REMEC may be entitled from the buyers in the EMS Transaction at the end of each calendar quarter through December 31, 2006, based on an amount equal to 10% of the excess amount, if any, by which the average quarterly gross sales placed by certain parties with EMS exceed $7.5 million; with such additional amount not to exceed $4.0 million.

The pro forma adjustments are based on preliminary estimates, currently available information and certain assumptions that REMEC’s management believes are reasonable. The unaudited pro forma financial information presented in this Form 8-K is being presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that REMEC would have obtained had REMEC completed the proposed sale of REMEC Defense & Space, the EMS Transaction, the ODU Transaction, and the Wireless Transaction as of the dates assumed, or of REMEC’s future results.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with REMEC’s historical condensed consolidated financial statements and the related notes that are included in REMEC’s Form 10-K for the year ended January 31, 2005, as filed with the SEC on April 18, 2005, Form 10-K/A for the year ended January 31, 2005, as filed with the SEC on May 31, 2005, and the Form 10-Q for the quarter ended April 29, 2005 filed with the SEC on June 8, 2005. The unaudited pro forma condensed consolidated financial statements are based on presently available information and are not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the future condensed consolidated financial position or future condensed consolidated results of operations of REMEC.

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	For Three Months Ended April 29, 2005
	Company Historical	Sale of Defense & Space (a)	Sale of EMS (b)	Sale of ODU ( c)	Sale of Wireless ( d)	Company Pro Forma
Assets
Current assets:
Cash and cash equivalents	$35,281	$80,071	$17,434	$12,735	$9,656	$155,177
Short-term investments	2,564	—	—	—	106,000	108,564
Accounts receivable, net	68,510	(13,747)	(5,533)	(7,594)	(41,636)	—
Notes and other receivables	13,704	—	—	1,000	(1,651)	13,053
Inventories, net	64,998	(9,722)	(6,800)	(7,366)	(41,110)	—
Other current assets	4,835	(177)	(33)	—	(1,629)	2,996

Total current assets	189,892	56,465	5,068	(1,225)	29,630	279,790

Property, plant and equipment, net	69,473	(14,650)	(2,092)	(6,098)	(44,601)	2,032
Restricted cash	—	—	—	—	15,000	15,000
Goodwill, net	3,018	(3,018)	—	—	—	—
Intangible assets, net	2,400	—	—	—	(2,400)	—
Other assets	1,128	—	(25)	—	(690)	413

	$265,911	$38,757	$2,951	$(7,323)	$(3,061)	$297,235

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$48,580	$(9,604)	$(4,923)	$(2,523)	$(31,030)	$500
Accrued expenses and other current liabilities	52,328	21,555	3,569	(284)	(8,197)	68,971

Total current liabilities	100,908	11,951	(1,354)	(2,807)	(39,227)	69,471

Deferred income taxes and other long-term liabilities	2,658	(879)	(15)	—	(1,064)	700
Shareholders’ equity	162,345	27,685	4,320	(4,516)	37,230	227,064

	$265,911	$38,757	$2,951	$(7,323)	$(3,061)	$297,235

See accompanying notes to unaudited pro forma condensed consolidated financial information

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share)

	For the Three Months Ended April 29, 2005
	Company Historical	Sale of Defense & Space (e)	Sale of EMS (f)	Sale of ODU (g)	Sale of Wireless (h)	Company Pro Forma
Net sales	$112,106	$(27,494)	$(14,124)	$(7,552)	$(62,936)	$—
Cost of sales	91,168	(19,314)	(11,641)	(6,639)	(53,574)	—

Gross profit	20,938	(8,180)	(2,483)	(913)	(9,362)	—
Operating expenses:
Selling, general and administrative	14,587	(3,177)	(1,310)	(943)	(7,912)	1,245
Research and development	8,908	(17)	—	(1,687)	(7,204)	—

Total operating expenses	23,495	(3,194)	(1,310)	(2,630)	(15,116)	1,245

Loss from continuing operations	(2,557)	(4,986)	(1,173)	1,717	5,754	(1,245)
Other (expense), net and interest income	(745)	(134)	—	—	879	—

Loss before income taxes	(3,302)	(5,120)	(1,173)	1,717	6,633	(1,245)
Provision (credit) for income taxes	(18)	—	—	—	—	(18)

Loss from continuing operations after taxes before effect of sale of Defense & Space, EMS, ODU, and Wireless (i) (j) (k) (l)	$(3,284)	$(5,120)	$(1,173)	$1,717	$6,633	$(1,227)

Net loss per common share:
Loss from continuing operations after taxes	$(0.12)					$(0.04)

Shares used in computing net loss per common share*:
Basic and diluted	27,892					27,892

*	Basic weighted average shares are adjusted and reflect the effect of a 0.446 to 1 exchange resulting from the May 20, 2005 reclassification and redemption.

See accompanying notes to unaudited pro forma condensed consolidated financial information

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share)

	Twelve Months Ended January 31, 2005
	Company Historical	Sale of Defense & Space (e)	Sale of EMS (f)	Sale of ODU (g)	Sale of Wireless (h)	Sales Elims	Company Pro Forma
Net sales	$423,911	$(99,553)	$(53,760)	$(18,855)	$(252,739)	$(996)	$—
Cost of sales	358,501	(71,746)	(44,581)	(15,293)	(227,877)	(996)	—

Gross profit	65,410	(27,807)	(9,179)	(3,562)	(24,862)	—	—
Operating expenses:
Selling, general and administrative	53,491	(11,043)	(5,025)	(2,094)	(33,214)	—	2,115
Research and development	40,578	(458)	—	(7,224)	(32,896)	—	—
Impairment of goodwill	62,400	—	—	—	(62,400)	—	—
Restructuring (reversals)/charges	(888)	—	—	—	888	—	—

Total operating expenses	155,581	(11,501)	(5,025)	(9,318)	(127,622)	—	2,115

Loss from continuing operations	(90,171)	(16,306)	(4,154)	5,756	102,760	—	(2,115)
Interest income and other, net	(93)	(146)	—	—	239	—	—

Loss before income taxes	(90,264)	(16,452)	(4,154)	5,756	102,999	—	(2,115)
Income taxes	(62)	—	—	—	—	—	(62)

Loss from continuing operations after taxes before effect of sale of Defense & Space, EMS, ODU, and Wireless (i) (j) (k) (l)	$(90,202)	$(16,452)	$(4,154)	$5,756	$102,999	$—	$(2,053)

Net loss per common share:
Loss from continuing operations	$(3.26)						$(0.07)

Shares used in computing net loss per common share*:
Basic and diluted	27,683						27,683

*	Basic weighted average shares are adjusted and reflect the effect of a 0.446 to 1 exchange resulting from the May 20, 2005 reclassification and redemption.

See accompanying notes to unaudited pro forma condensed consolidated financial information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information of REMEC, Inc.

Note 1. Basis of Presentation. On May 20, 2005, REMEC sold REMEC Defense & Space to Chelton Microwave and Chelton RDS Acquisition Corp. pursuant to a merger agreement, for $256 million in cash after the post-closing adjustment for the change in intercompany accounts between October 29, 2004 and May 20, 2005, plus other liabilities being assumed of $0.8 million. In connection with the sale, certain assets and liabilities related to REMEC Defense & Space were removed from REMEC’s consolidated balance sheet.

Prior to the completion of the sale of REMEC Defense & Space, REMEC amended its existing Restated Articles of Incorporation through a Certificate of Amendment, pursuant to which each outstanding share of REMEC’s common stock was converted into 0.446 of a share of common stock and one (1) share of redemption stock. Immediately following the Reclassification, each share of redemption stock was converted into a right to receive $2.80 per share.

On July 1, 2005, REMEC completed the sale of the Electronic Manufacturing Services business (“EMS” Transaction) to Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership for approximately $19 million in cash, subject to certain post closing adjustments estimated to be between $2-3 million. In connection with the sale, these assets and liabilities related to EMS will be removed from REMEC’s consolidated balance sheet.

On August 26, 2005 REMEC completed the sale of the Outdoor Unit and Transceiver business (“ODU” Transaction) to Wireless Holdings International, Inc., for approximately $15 million in cash (less a $1.0 million holdback), subject to certain post closing adjustments estimated to be between $3-4 million. In connection with the sale, these assets and liabilities related to ODU will be removed from REMEC’s consolidated balance sheet.

On September 2, 2005, REMEC completed the sale of certain assets and liabilities constituting a substantial portion of its Wireless Systems business (“Wireless” Transaction) to Powerwave Technologies, Inc. for 10 million shares of Powerwave common stock and $40 million in cash, subject to certain post-closing adjustments. $15 million of the cash consideration will be held in escrow for a period of nine months to satisfy REMEC’s potential indemnification obligations to Powerwave. In connection with the sale, certain assets and liabilities related to Wireless will be removed from REMEC’s consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet as of April 29, 2005 gives effect to (i) the Reclassification, (ii) the sale of REMEC Defense & Space (net of related costs) and the payment of an aggregate redemption amount of $177 million as part of the Redemption, (iii) the completion of the EMS Transaction, (iv) the completion of the ODU Transaction, and (v) the completion of the Wireless Transaction, as if these transactions had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the quarter ended April 29, 2005 and the fiscal year ended January 31, 2005 give effect to the completion of the Wireless Transaction, ODU Transaction, EMS Transaction, and the sale of REMEC Defense & Space, together with the Reclassification and the Redemption as if they occurred at the beginning of the periods presented.

Note 2. Pro Forma Adjustments. Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the sale of REMEC Defense & Space, the EMS Transaction, the ODU Transaction, and the Wireless Transaction:

a.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from REMEC’s balance sheet of the assets purchased by Chelton Microwave under the terms of the D&S Agreement and certain liabilities relating to REMEC Defense & Space, (ii) the cash received as a result of the sale of REMEC Defense & Space (reduced by $4 million for the post-closing change in the intercompany accounts between REMEC and REMEC Defense & Space and the payment of $5.1 million in transaction expenses), (iii) the accrual of $27.8 million of additional transaction and other certain liabilities arising as a result of the sale of REMEC Defense & Space (primarily for income taxes and employee costs including compensation expense associated with equity instruments which vested as a result of the sale of REMEC Defense & Space, retention bonuses and severance payments), (iv) the cash exercise of fully vested and accelerated stock options and RSUs and (v) the effect of a $177 million cash distribution in the Redemption as if these events occurred on April 29, 2005:

	Pro Forma Adjustments for the Sale of REMEC Defense & Space
	Merger consideration and related costs	Historical costs of assets sold and liabilities relieved	Exercise of fully vested stock options & RSU’s	Exercise of accelerated stock options	Redemption of redeemable stock issued in Reclassification	Total Pro Forma Adjustments for the Sale of Defense & Space (a)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$252,049	$(2)	$3,677	$1,347	$(177,000)	$80,071
Accounts receivable, net	—	(13,747)	—	—	—	(13,747)
Inventories, net	—	(9,722)	—	—	—	(9,722)
Other current assets	—	(177)	—	—	—	(177)

Total current assets	252,049	(23,648)	3,677	1,347	(177,000)	56,425
Property, plant and equipment, net	—	(14,650)	—	—	—	(14,650)
Goodwill, net	—	(3,018)	—	—	—	(3,018)

	$252,049	$(41,316)	$3,677	$1,347	$(177,000)	$38,757

Current liabilities:
Accounts payable	—	(9,604)	—	—	—	(9,604)
Accrued expenses and other current liabilities	27,762	(6,207)	—	—	—	21,555

Total current liabilities	27,762	(15,811)	—	—	—	11,951
Deferred income taxes and other long-term liabilities	—	(879)	—	—	—	(879)

Effect on shareholders’ equity	$224,287	$(24,626)	$3,677	$1,347	$(177,000)	$27,685

b.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from our condensed consolidated balance sheet of the assets purchased and the liabilities assumed by Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership in the EMS Transaction, net of transaction and other costs, the cash received as a result of the EMS Transaction, (ii) the accrual of $4.1 million of additional transaction and other certain liabilities arising as a result of the EMS Transaction (primarily for federal and state income taxes on the gain), as if these events occurred on April 29, 2005:

	Pro Forma Adjustments for the Sale of EMS
	Total consideration and related costs	Historical costs of assets sold and liabilities relieved	Total Pro Forma Adjustments for the Sale of EMS Assets (b)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$17,435	$(1)	$17,434
Accounts receivable, net	—	(5,533)	(5,533)
Inventories, net	—	(6,800)	(6,800)
Other current assets	—	(33)	(33)

Total current assets	17,435	(12,367)	5,068
Property, plant and equipment, net	—	(2,092)	(2,092)
Other assets	—	(25)	(25)

	17,435	(14,484)	2,951

Current liabilities:
Accounts payable	—	(4,923)	(4,923)
Accrued expenses and other current liabilities	4,120	(551)	3,569

Total current liabilities	4,120	(5,474)	(1,354)
Deferred income taxes and other long-term liabilities	—	(15)	(15)

Effect on shareholders’ equity	$13,315	$(8,995)	$4,320

c.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from our condensed consolidated balance sheet of the assets purchased and the liabilities assumed by Wireless Holdings International, Inc in the ODU Transaction (net of $1.0 million holdback and transaction and other related costs), the cash received as a result of the ODU Transaction, (ii) the accrual of $0.5 million of additional transaction and other certain liabilities arising as a result of the ODU Transaction (primarily retention bonuses and insurances), as if these events occurred on April 29, 2005:

	Pro Forma Adjustments for the Sale of ODU
	Total consideration and related costs	Historical costs of assets sold and liabilities relieved	Total Pro Forma Adjustments for the Sale of ODU Assets (c)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$12,735	$—	$12,735
Accounts receivable, net	—	(7,594)	(7,594)
Notes and other receivables	1,000	—	1,000
Inventories, net	—	(7,366)	(7,366)
Other current assets	—		—

Total current assets	13,735	(14,960)	(1,225)
Property, plant and equipment, net	—	(6,098)	(6,098)
Other assets	—	—	—

	13,735	(21,058)	(7,323)

Current liabilities:
Accounts payable	—	(2,523)	(2,523)
Accrued expenses and other current liabilities	450	(734)	(284)

Total current liabilities	450	(3,257)	(2,807)
Deferred income taxes and other long-term liabilities	—	—	—

Effect on shareholders’ equity	$13,285	$(17,801)	$(4,516)

d.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from our condensed consolidated balance sheet of the assets purchased and the liabilities assumed by Powerwave Technologies, Inc. in the Wireless Transaction, (ii) the cash consideration net of $15.3 million in transaction and other related costs, (iii) the short-term investments are the 10 million shares of Powerwave common stock valued at the closing per share price on September 2, 2005, (iv) $15 million of restricted cash is the money being held in escrow, and (v) the accrual of $11.2 million is for estimated income taxes resulting from the estimated gain on the Wireless Transaction, as if these events occurred on April 29, 2005:

	Pro Forma Adjustments for the Sale of Wireless
	Total consideration and related costs	Historical costs of assets sold and liabilities relieved	Total Pro Forma Adjustments for the Sale of Wireless Assets (d)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$9,656	$—	$9,656
Short-term investments	106,000		106,000
Accounts receivable, net	—	(41,636)	(41,636)
Notes and other receivables	—	(1,651)	(1,651)
Inventories, net	—	(41,110)	(41,110)
Other current assets	—	(1,629)	(1,629)

Total current assets	115,656	(86,026)	29,630
Property, plant and equipment, net	—	(44,601)	(44,601)
Restricted cash	15,000	—	15,000
Intangible assets, net	—	(2,400)	(2,400)
Other assets	—	(690)	(690)

	130,656	(133,717)	(3,061)

Current liabilities:
Accounts payable	—	(31,030)	(31,030)
Accrued expenses and other current liabilities	11,200	(19,397)	(8,197)

Total current liabilities	11,200	(50,427)	(39,227)
Deferred income taxes and other long-term liabilities	—	(1,064)	(1,064)

Effect on shareholders’ equity	$119,456	$(82,226)	$37,230

e.	These adjustments reflect the elimination of the revenue and direct costs associated with the REMEC Defense & Space business sold to Chelton Microwave Corporation as if the transaction had occurred at the beginning of the period presented.

f.	These adjustments reflect the elimination of the revenue and direct costs associated with the EMS assets sold to Veritek and Samjor Family Limited Partnership as if the transaction had occurred at the beginning of the period presented.

g.	These adjustments reflect the elimination of the revenue and direct costs associated with the ODU assets sold to Wireless Holdings International, Inc. as if the transaction had occurred at the beginning of the period presented.

h.	These adjustments reflect the elimination of the revenue and direct costs associated with the Wireless assets sold to Powerwave Technologies, Inc. as if the transaction had occurred at the beginning of the period presented.

i.	REMEC anticipates recognizing a gain of approximately $191 million from the sale of REMEC Defense & Space. The gain reflects the estimated increase in net assets sold, from April 29, 2005 to the closing date of May 20, 2005.

j.	REMEC anticipates recognizing a gain of approximately $1.5 million from the EMS Transaction, excluding the effect of contingent additional quarterly payments from Veritek, if any. The gain reflects the estimated increase in net assets sold, from April 29, 2005 to the closing date of July 1, 2005.

k.	REMEC anticipates recognizing a loss of approximately $4.5 million from the ODU Transaction, excluding the effect of post closing adjustments.

l.	REMEC anticipates recognizing a gain of approximately $37.2 million from the Wireless Transaction, excluding the effect of post closing adjustments. This gain does not reflect the change in net assets sold, from April 29, 2005 to the closing date of September 2, 2005.

(c) Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description
2.1	Asset Purchase Agreement between REMEC, Inc. and Powerwave Technologies, Inc. dated March 13, 2005, as amended on July 11, 2005 (1)

99.1	Press Release, dated September 2, 2005

(1)	Incorporated by reference to Annex A to REMEC Inc.’s Definitive Proxy Statement filed with the SEC on July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: September 7, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement between REMEC, Inc. and Powerwave Technologies, Inc. dated March 13, 2005, as amended on July 11, 2005 (1)

99.1	Press Release, dated September 2, 2005

(1)	Incorporated by reference to Annex A to REMEC Inc.’s Definitive Proxy Statement filed with the SEC on July 26, 2005.